UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant (X)
Filed by a party other than the Registrant ( )

Check the Appropriate Box:

( )         Preliminary Proxy Statement
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(X)         Definitive Proxy Statement
( )         Definitive Additional Materials
( )         Soliciting Material under §240.14a-12

HEARTLAND EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEARTLAND EXPRESS, INC.
901 Heartland Way
North Liberty, Iowa 52317

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2023

Dear Fellow Stockholders:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Heartland Express, Inc., a Nevada corporation ("Heartland Express," the "Company," "we," "us" or "our"), will be held at our headquarters, 901 Heartland Way, North Liberty, Iowa, 52317, at 8:00 a.m. Central Daylight Time, on Thursday, May 11, 2023, for the following purposes:

1.	To consider and act upon a proposal to elect seven (7) directors of the Company.
2.	Ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.	To conduct an advisory, non-binding vote on the Company's executive compensation.
4.	To conduct an advisory, non-binding vote on the frequency of future advisory, non-binding votes on named executive officer compensation.
5.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 13, 2023, as the record date for the determination of stockholders entitled to receive notice of, to participate in, and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Returning your proxy now will not interfere with your right to participate in the Annual Meeting or to vote your shares at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

To obtain directions to the Annual Meeting, please call Mr. Joshua S. Helmich at (319) 645-7060.

By Order of the Board of Directors,
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
March 31, 2023

PROXY STATEMENT

HEARTLAND EXPRESS, INC.
901 Heartland Way
North Liberty, Iowa 52317

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2023

GENERAL INFORMATION

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies from the stockholders of Heartland Express to be voted at the Annual Meeting, which will be held at our headquarters, 901 Heartland Way, North Liberty, Iowa 52317, Thursday, May 11, 2023, at 8:00 a.m. Central Daylight Time, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is March 31, 2023.

We are using the SEC's Notice and Access model ("Notice and Access") that allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. A Notice of Availability of Proxy Materials (the "Notice") was first mailed on or about March 31, 2023, to stockholders of record at the close of business on March 13, 2023 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. The Proxy Statement, the proxy card, and our Annual Report for the year ended December 31, 2022 ("Annual Report") are first being made available to stockholders on or about March 31, 2023.

How to Read this Proxy Statement
This Proxy Statement contains the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the 2024 Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

PROXY STATEMENT
Why am I receiving this proxy statement?
Our Board of Directors (the "Board") has made available to you the Notice of Annual Meeting, this Proxy Statement, our Annual Report, proxy card, and voter instruction card (collectively, "Proxy Solicitation Materials") either on the Internet or by mail in connection with the Annual Meeting. The Company will bear all costs associated with this proxy solicitation. You are receiving this Proxy Statement because you owned shares of Heartland Express common stock at the close of business on the Record Date, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you participate in the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What is Notice and Access and why did Heartland Express elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC.
Most of our stockholders have received the Notice in lieu of receiving a full set of Proxy Solicitation Materials in the mail. The Notice includes information on how to access and review the Proxy Solicitation Materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of Proxy Solicitation Materials to you, and reduce our environmental impact.
Stockholders who received the Notice but would like to receive a printed copy of the Proxy Solicitation Materials in the mail should follow the instructions in the Notice for requesting such materials.

What will I be voting on?
•Election of directors
•Ratification of the independent registered public accounting firm for 2023
•An advisory, non-binding vote, on executive compensation
•An advisory, non-binding vote, on the frequency of future advisory, non-binding votes on executive compensation

How do I vote?
You can vote either at the Annual Meeting or by proxy. We urge you to vote by proxy even if you plan to participate in the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you participate in the meeting, you may vote at the meeting and your prior proxy will not be counted.
To vote your shares, follow the instructions in the Notice, voting instruction form, or the enclosed proxy card. Telephone and Internet voting is available to all registered and most beneficial holders.
Stockholders voting by proxy may use one of the following three options:
•fill out the enclosed voter instruction form or proxy card, sign it, and mail it in the enclosed postage-paid envelope;
•vote by Internet (if available, instructions are on the voter instruction form, proxy card, or Notice); or
•vote by telephone prior to the Annual Meeting (if available, instructions are on the voter instruction form, proxy card, or Notice).
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record to see the options available to you.
The telephone and Internet voting facilities for stockholders to vote prior to the Annual Meeting will close at 11:59 p.m. Eastern Daylight Time on May 10, 2023. If you vote by telephone or over the Internet prior to the Annual Meeting, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.
Can I change my proxy vote?
Yes. Any stockholder giving a proxy vote has the power to revoke it at any time before it is exercised by:
•revoking it by written notice to Mr. Joshua S. Helmich, our Secretary, at the address on the cover of this Proxy Statement;
•delivering a later-dated proxy (including a telephone or Internet vote); or
•voting in person at the meeting.
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of Heartland Express common stock that you owned at the close of business on March 13, 2023.
How many shares are entitled to vote?
There were 78,988,359 shares of Heartland Express common stock outstanding and 33,080 shares granted, but not vested, under the Heartland Express, Inc. 2011 Restricted Stock Award Plan and 2021 Restricted Stock Award Plan as of the Record Date that are entitled to vote at the meeting. Each share is entitled to one vote. We have no other class of stock outstanding. There is no cumulative voting.
How many votes must be present to hold the meeting?
In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if forty percent (40%) of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

How many votes are needed for the proposals to pass and how are votes tabulated?
The election of directors (Proposal 1) requires an affirmative vote of a plurality of the votes cast, which means that with respect to Proposal 1, the seven director nominees receiving the highest number of votes for their election will be elected. The ratification of our independent registered public accounting firm for 2023 (Proposal 2), the vote on executive compensation (Proposal 3), and the vote on the frequency of future advisory, non-binding votes on executive compensation (Proposal 4), will require the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. If no direction is specified by the stockholder, the proxy will be voted "For" Proposals 1, 2 and 3, and "one year" with respect to Proposal 4, and at the discretion of the proxy holders, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. With respect to the votes on executive compensation (Proposal 3) and the frequency of future advisory, non-binding votes on executive compensation (Proposal 4), this vote is non-binding on the Board. Although non-binding, the Board will review and consider the voting results when evaluating our executive compensation program and determining whether to hold the advisory vote on executive compensation every year, every two years, or every three years. This consideration will include, in the case of Proposal 4, which frequency receives the greatest amount of votes, if no frequency receives a majority of the votes cast at the meeting.
A vote to "abstain" on the election of directors will have no effect on the outcome. A vote to "abstain" on the other proposals will also have no effect on the outcome.
If you vote "abstain," your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.
What if I don't return my proxy card and don't participate in the Annual Meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.
If you hold your shares in "street name," and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors, the advisory approval of executive compensation and the frequency of advisory votes on executive compensation.
For the proposals on which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker, the votes will be considered "broker non-votes" and will not be counted in determining the outcome of the vote. "Broker non-votes" will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

ANNUAL REPORT
Will I receive a copy of the Heartland Express Annual Report?
The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2022 Annual Report to Stockholders that was made available on or about March 31, 2023, together with the Notice, to all stockholders of record as of the Record Date. A copy of our 2022 Annual Report is available free of charge on the "Investors" section of our corporate website at www.heartlandexpress.com. The information on our corporate website is not, and shall not be deemed to be, a part of this Proxy Statement nor, by reference or otherwise, incorporated into any other filings we make with the SEC. Except to the extent it is incorporated by specific reference, our 2022 Annual Report is not incorporated into this Proxy Statement and is not considered to be part of the Proxy Solicitation Materials.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven (7) directors to serve on the Board until the 2024 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Governance Committee of the Board, our Board has nominated for election as directors the following seven individuals, each of whom is presently serving as a director: Mr. Michael J. Gerdin, Dr. Benjamin J. Allen, Mr. James G. Pratt, Mr. Larry J. Gordon, Ms. Brenda S. Neville, Mr. Michael J. Sullivan, and Mr. David P. Millis. In the absence of contrary instructions, each proxy will be voted for the election of each of the below listed directors.

Information Concerning Directors

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the nominees for directors is set forth below.

NAME	AGE	POSITION	DIRECTOR SINCE
Mr. Michael J. Gerdin	53	Chairman of the Board, Chief Executive Officer, President and Director	1996
Dr. Benjamin J. Allen	76	Director	1995
Mr. James G. Pratt	74	Director	2006
Mr. Larry J. Gordon	79	Director	2013
Ms. Brenda S. Neville	60	Director	2017
Mr. Michael J. Sullivan	70	Director	2018
Mr. David P. Millis	62	Director and President of Millis Transfer	2020

BOARD DIVERSITY MATRIX AS OF DECEMBER 31, 2022
	FEMALE	MALE
Total Number of Directors	7
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
White	1	6

Mr. Michael J. Gerdin has served as Chief Executive Officer and Chairman of the Board since September 2011. Mr. Gerdin does not serve on any committees of the Board. He was appointed President in 2006. Mr. Gerdin served as the Company's Vice President of Regional Operations from 2001 until 2006. From 1998 to 2001, he was President of A & M Express, Inc., a wholly-owned subsidiary of the Company. From 1983 until 1998, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, maintenance and driver recruiting departments. Mr. Gerdin previously served on the Board of Directors of the Iowa Motor Truck Association, an educational and advocacy group for the trucking industry. Mr. Gerdin has served as a director of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., since April 2013, and currently serves as a member of the compensation committee. Mr. Gerdin also serves on the Iowa State University College of Business Dean's Advisory Council. The selection of Mr. Gerdin was based upon, among other things, his 39 years of industry experience and expertise, in addition to his exemplary leadership in all roles in which he has served as an employee and director of the Company.

Dr. Benjamin J. Allen has served as a director since 1995 and is Chairperson of the Compensation Committee and a member of the Audit and Risk Committee. Dr. Allen served as interim president of Iowa State University (a public university) from May 2017 to November 2017. Dr. Allen served as the President of the University of Northern Iowa (a public university) from 2006 to June 2013. Dr. Allen was the Vice President for Academic Affairs and Provost at Iowa State University from 2002 through 2006. He also served as a Distinguished Professor in Business at Iowa State University, a position to which he was originally appointed in 1988. In addition, Dr. Allen served as Dean of the College of Business at Iowa State University from 1994 to 2001 and as the Interim Vice President for External Affairs of Iowa State University in 2001 and 2002. He earned his B.S. degree in business economics at Indiana University and his Ph.D. degree in economics at the University of Illinois. He taught and conducted research in the area of transportation economics and management for more than 25 years. He has gained a thorough understanding of the Company and the industry in his role as a director for the past 28 years. His experiences in leadership positions at two of Iowa's major universities are highly valuable in the performance of his duties on board committees.

Mr. James G. Pratt has served as a director since 2006 and is Chairperson of the Audit and Risk Committee and is a member of the Compensation Committee. Mr. Pratt retired in 2012 after 30 years of employment with Hills Bank and Trust Company, a bank providing consumer and commercial services, with several branches in Iowa, and Hills Bancorporation, the holding company for Hills Bank and Trust Company. Prior to his retirement, Mr. Pratt served as the Senior Vice President and Chief Financial Officer of Hills Bank and Trust Company in Hills, Iowa, positions he held since 1986. In addition, he served as the Treasurer of Hills Bancorporation, an SEC reporting one-bank holding company with over $2 billion in assets, since 1983, and Secretary of Hills Bancorporation since 2004. Mr. Pratt is an inactive holder of the certified public accountant certification. Before joining Hills Bank and Trust Company in 1982 he was employed by Ernst & Ernst, now Ernst & Young (a professional services company), and McGladrey & Pullen, now RSM (an accounting and consulting firm). Mr. Pratt brings to our Board extensive knowledge of finance, as well as significant experience in the oversight of the operations of a successful and disciplined banking enterprise. He makes a highly valuable contribution to the oversight of risk management and financial matters. Mr. Pratt has made significant contributions to the Audit and Risk Committee in his leadership role as its Chair.

Mr. Larry J. Gordon has served as a director since November 2013. Mr. Gordon is Vice Chairperson of the Nominating and Governance Committee. Mr. Gordon is the owner and Chief Executive Officer of Gordon Truck Centers, Inc. (formerly known as Valley Freightliner, Inc.), a commercial tractor dealership ("Gordon Truck Centers"). In addition, Mr. Gordon was an owner and Chief Executive Officer of Gordon Trucking, Inc. ("GTI"), a truckload carrier headquartered near Seattle, Washington, from 1980 through November 11, 2013, upon the acquisition of all of the outstanding stock of GTI by the Company. The selection of Mr. Gordon to serve as a director was based upon, among other things, his many years of industry experience and expertise, in addition to his displayed exemplary leadership in all roles in which he has served as an employee and director of GTI.

Ms. Brenda S. Neville has served as a director since January 2017 and is Chairperson of the Nominating and Governance Committee and is Vice Chairperson of the Compensation Committee. Ms. Neville is the President and Chief Executive Officer of the Iowa Motor Truck Association (IMTA). Prior to being named President of IMTA in 2008, Ms. Neville was named Vice President and retained the position for 12 years. In the 36 years that Ms. Neville has been with IMTA she has been a strong advocate for Iowa's trucking industry both on the state and national level, as well as providing assistance and expertise in public policy development and trucking industry specific research. IMTA is a statewide trade association that is headquartered in Des Moines, Iowa and represents approximately 700 member companies, as well as a number of different divisions that are affiliated with the trucking, towing and transportation industry. Ms. Neville is a current board member of Trucking Association Executive Council (TAEC)/Federation of the American Trucking Associations (ATA), advisory member for Iowa Freight Management Council and a committee member on the ATA Technology & Engineering Policy, ATA Automated Trucking Policy, and ATA Image & Communications. Ms. Neville is a 1985 graduate of University of Northern Iowa with a B.S. in Business/Marketing. Ms. Neville also holds a Certification in Institutes of Organizational Management (IOM) from University of Oklahoma/US Chamber of Commerce and a Certification in Association Management (CAE) both of which she obtained in 1993. Ms. Neville's qualifications to serve on our Board include her extensive background as an advocate for the trucking industry both at a state and national level, as well as her experience in the oversight of the operations of a non-profit trade association promoting the success of the trucking industry.

Mr. Michael J. Sullivan has served as a director since 2018 and is Vice Chairperson of the Audit and Risk Committee and is a member of the Nominating and Governance Committee. Mr. Sullivan retired in 2015 following more than twenty years as General Manager of Kenworth Mid-Iowa (a Kenworth Truck dealer) and currently practices as a CPA providing general accounting services to his clients. Prior to his role at Kenworth Mid-Iowa, Mr. Sullivan held roles as Regional VP of Interstate Detroit Diesel, Inc. (a Detroit Diesel Allison Distributor), operated a self-employed CPA practice, was CFO/Treasurer/Controller at Hicklin GM Power Company (a Detroit Diesel Allison Distributor), and was employed by Ernst & Whinney, now Ernst & Young (a professional services company). Mr. Sullivan also served the Iowa Motor Truck Association as Treasurer of the IMTA Allied Division for over twenty years and was actively involved with the IMTA and its legislative activities in Iowa and in Washington, D.C. Mr. Sullivan graduated from Iowa State University in 1974 with a B.S. in Accounting and received the CPA designation in 1976. Mr. Sullivan is also affiliated with the Iowa Society of CPAs and American Institute of Certified Public Accountants professional organizations. Mr. Sullivan's qualifications to serve on our Board include a strong financial background with specific experience and expertise in the trucking industry through a variety of leadership and financial roles and as an advocate for the trucking industry.

Mr. David P. Millis has served as a director since October 2020. Mr. Millis is an employee director of the company. Mr. Millis does not serve on any committees of the Board. Mr. Millis is the President of Millis Transfer, LLC ("Millis Transfer") a

subsidiary of the Company, where during his work over the last 47+ years he has worked in nearly every area of the organization, from truck wash to President. He has held top leadership roles focused on Accounting/Finance, Administration, and Operations before being named President in 1992. The selection of Mr. Millis to serve as a director was based upon, among other things, his significant industry knowledge and expertise that we believe strengthens and expands the expertise of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Meetings and Director Compensation

The Board's meetings are regularly scheduled. The Board held a total of four regularly scheduled meetings and three special sessions during the last fiscal year. Each of the directors attended 100% of the regular meetings and special sessions of the Board. Committee members attended 100% of the meetings held by all of the committees of the Board of which each such director is a member. We have no formal policy regarding attendance by its directors at annual meetings of stockholders. All of our then-current directors attended the 2022 Annual Meeting.

Independent Directors

Of the seven members currently serving on the Board, the Board has determined that Dr. Benjamin J. Allen, Mr. James G. Pratt, Ms. Brenda S. Neville, Mr. Michael J. Sullivan, and Mr. Larry J. Gordon are "independent directors" as defined in the applicable NASDAQ Stock Market ("NASDAQ") listing standards and also meet the additional independence standards and other requirements for audit committee membership set forth by NASDAQ and SEC rules.

The Board uses the independence standards set forth in the NASDAQ Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act for determining whether a director is independent.

Board Leadership Structure

Mr. Michael J. Gerdin serves as our Chief Executive Officer and Chairman of the Board. Mr. Gerdin is the direct link between senior management and the Board and provides critical insight and perspective to the Board, as well as feedback to senior management, based on his substantial experience in the industry. Mr. Gerdin, our Chief Operating Decision Maker ("CODM"), is involved in the day-to-day operations and has provided consistent leadership of key strategic objectives in his past and current positions. Historically, the Board has believed that given the size of the Company, the combination of the Chief Executive Officer and Chairman of the Board positions was the most appropriate and suitable structure for proper and efficient Board functioning and communication. The Board has determined that the continued combination of these roles, balanced by our majority independent Board, fully independent Board committees, and other strong governance practices, continues to be appropriate. Mr. Gerdin's long-tenured service to the Company, combined with his large beneficial stockholdings, demonstrate to our stockholders Mr. Gerdin’s commitment to our growth and success.
Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. In its risk oversight role, our Board considers and confers with management, including our CODM, about our current risk administration and any emerging risks. Typically, management identifies, measures, and analyzes risks inherent to our business, operations, and industry. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The Board addresses this responsibility as part of its periodic Board Meetings, including with outside advisors as appropriate. During the last fiscal year the Board held a total of four regularly scheduled meetings and three special sessions. The primary areas of risk assessment include financial and accounting risk, legal and compliance risk, risks relating to technology and cybersecurity, operational and strategic risk, and regulatory compliance risks. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk. The Board has designated the Audit and Risk Committee as the committee responsible for risk management, and receives reports from the Audit and Risk Committee on particular areas of concern at our periodic Board meetings. The Audit and Risk Committee particularly focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s independent registered public accounting firm. The Audit and Risk Committee also participates in an annual risk assessment process with management, and may recommend that the Board assign responsibility for particular risks to other Board committees. The Company does not have a Chief Compliance Officer, however the Audit and Risk Committee has primary responsibilities for reviewing the risks facing the Company and for the effectiveness of the Company's system for monitoring compliance with laws, regulations, and the Company's business conduct polices, and oversees management's investigation and follow-up on any fraudulent acts, accounting irregularities, or compliance issues as part of the annual risk assessment with Company management. In addition, the Audit and Risk Committee Chair reviews the internal control testing results with management on a quarterly basis. Finally, the Compensation Committee reviews any risks associated with the Company’s compensation design and practices.

The Board is focused on the Company's corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. All of the members of the Board's Audit, Compensation, and Nominating and Governance Committees are independent directors. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

As required by SEC rules, we have assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and we have concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.

Committees of the Board and Other Corporate Governance Matters

The Board has a standing Audit and Risk Committee, Compensation Committee, and Nominating and Governance Committee. All three committees are composed entirely of independent directors.

Audit and Risk Committee. The Audit and Risk Committee presently consists of Mr. James G. Pratt (Chairperson), Mr. Michael J. Sullivan (Vice Chairperson), and Dr. Benjamin J. Allen, all of whom satisfy the independence and audit committee membership criteria of NASDAQ. Two of the three members of the committee qualify as an "audit committee financial expert". The Board has designated Mr. James G. Pratt as the Company's "audit committee financial expert," as defined by the SEC and NASDAQ rules. The Audit and Risk Committee's primary duties include maintaining communication between the Board, our independent registered public accounting firm and our executive officers and accounting personnel with respect to financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent registered public accounting firm. The Audit and Risk Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with management, our independent registered public accounting firm, and, when appropriate, our securities counsel. The Audit and Risk Committee is the committee responsible for risk management as described in Risk Oversight in this Proxy Statement, including risks surrounding technology and cybersecurity, and oversight of internal controls and reporting systems. The Board has adopted a charter for the Audit and Risk Committee, which sets forth the purpose and responsibilities of the Audit and Risk Committee in detail. A copy of the charter is available on the "Investors" section of our website at www.heartlandexpress.com. The Audit and Risk Committee met seven times during fiscal year 2022. The Audit and Risk Committee or Audit and Risk Committee Chairperson also met with representatives of the independent registered public accounting firm without management or other persons present five times during 2022.

Compensation Committee. The Compensation Committee presently consists of Dr. Benjamin J. Allen (Chairperson), Ms. Brenda S. Neville (Vice Chairperson), and Mr. James G. Pratt, all of whom satisfy the independence criteria of NASDAQ. In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations. Specifically, each member of the Compensation Committee (i) is independent under NASDAQ Rule 5605(a)(2), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Exchange Act, (iii) did not directly or indirectly accept any consulting, advisory, or other compensatory fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship which would impair each respective member's judgment as a member of the Compensation Committee. In 2022, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal consultant, or other advisor that was selected by or provided advice to the Compensation Committee.

The primary responsibilities of the Compensation Committee are to review the compensation policies of the Company, assess any risks relating to the Company's compensation design and practices, and to periodically make salary recommendations to the Board or approve compensation changes for all Named Executive Officers. The Board has adopted a charter for the Compensation Committee, which sets forth the purpose and responsibilities of the Compensation Committee in detail. The Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the

Board when appropriate. A copy of the charter is available on the "Investors" section of our website at www.heartlandexpress.com. The Compensation Committee met four times during fiscal year 2022. A description of the functions of the Compensation Committee is included in "Compensation Discussion and Analysis - Overview."

Nominating and Governance Committee. The Nominating and Governance Committee presently consists of Ms. Brenda S. Neville (Chairperson), Mr. Larry J. Gordon (Vice Chairperson), and Mr. Michael J. Sullivan, all of whom satisfy the independence criteria of NASDAQ. The primary responsibilities of the Nominating and Governance Committee are to identify and recommend to the Board for nomination individuals qualified to serve as directors and monitor the Board composition to ensure the needs of the Board are met by current members. The Nominating and Governance Committee will consider recommendations from many sources, including stockholders, regarding possible director candidates. Guidelines regarding the qualifications of candidates for directors, including stockholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, and other expertise. With regard to specific qualities and skills, the Nominating and Governance Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as independent under NASDAQ rules; (ii) at least three members of the Board of Directors satisfy the additional independence and other requirements for audit committee membership; and (iii) at least one member of the Board that is identified to serve on the Audit and Risk Committee, has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an “audit committee financial expert” within the meaning of applicable SEC and NASDAQ rules. The Nominating and Governance Committee met two times during fiscal year 2022.

The Board has adopted a charter for the Nominating and Governance Committee, which sets forth the duties and responsibilities of the Nominating and Governance Committee and grants the authority necessary to perform its oversight responsibility.

Corporate governance oversight responsibilities include:

•monitoring corporate governance trends and best practices;
•annually reviewing the makeup of the Board to assure appropriate skills and diversity are represented;
•reassessing the governance structure and policies;
•developing meeting schedules and plan board activities; and
•reviewing meeting attendance.

Nominating oversight responsibilities include:

•assisting the Board by identifying, screening, and recommending qualified candidates to serve as directors of the Company;
•advising the Board with respect to the size, structure, composition, and procedures of each Board committee;
•adopting and revising, from time to time, corporate governance guidelines applicable to the Company; and
•serving in an advisory capacity to the Board on matters of organization and the conduct of Board activities.

Membership on the Nominating and Governance Committee is limited to directors that are independent as defined under the listing standards of NASDAQ and free of any relationship or affiliation with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company that, in the Board’s discretion, would interfere with a member’s independent judgment. Members must be a “nonemployee director” as defined in Section 16 of the Securities Exchange Act of 1934.

A copy of the charter is available on the "Investors" section of our website at www.heartlandexpress.com.

The Nominating and Governance Committee recommends that the Board nominate the seven directors named in this Proxy Statement for election at the Annual Meeting.

It is generally the policy of the Nominating and Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are consistent with the guidelines discussed above and timely received. Such recommendations must be received by the Secretary of the Company at 901 Heartland Way, North Liberty, Iowa 52317, for consideration by the Nominating and Governance Committee at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior year's Annual Meeting, December 2, 2023, for director candidates to be considered for nomination for election at the 2024 Annual Meeting. In addition, any stockholder director nominee recommendation must include the following information:

•the proposed nominee's name, qualifications, and the reason for such recommendation;
•the name and record address of the stockholder(s) proposing such nominee;
•the number of shares of our common stock that are beneficially owned by such stockholder(s); and
•a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company including any of our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information with detail equivalent to that required of all other director candidates.

Board Diversity. We do not have a formal policy regarding diversity in identifying nominees for directorship. We consider the Board to be diverse in terms of business experience, knowledge, and abilities. One of our seven directors is female. Board diversity and gender balance is evaluated by the Nominating and Governance Committee. The Nasdaq Board Diversity Rule is considered in the evaluation of current Board membership along with the identification of future Board members. We have adopted a "Human Rights Mission". This document portrays our commitment to human rights through diversity and inclusion, workplace safety and health, and prohibitions on forced labor and human trafficking. Heartland's human rights efforts are endorsed and overseen by senior management throughout the Company.

Stockholder Communications. Stockholders may send communications to any director in writing by sending them to the director in care of the Secretary of Heartland Express at 901 Heartland Way, North Liberty, Iowa 52317. The Secretary will forward all such written communications to the director to whom it is addressed.

Code of Ethics. The Board has adopted a code of ethics known as the "Code of Business Conduct and Ethics" that applies to all of our employees including the principal executive officer, principal financial officer, controller, and persons performing similar functions. In addition, we have adopted a code of ethics known as "Code of Ethics for Senior Financial Officers" that applies to our senior financial officers, including our chief executive officer, chief financial officer and treasurer, controller, and other senior financial officers performing similar functions who have been identified by the chief executive officer. Such code constitutes a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.

Anti-Corruption. The Board has also adopted an "Anti-Corruption Policy". This document portrays our commitment to conducting our business in accordance with applicable laws, rules and regulations and the highest standards of business conduct. In all of its operations, the Company seeks to avoid even the appearance of impropriety with respect to the actions of any of its officers, directors, employees, agents or representatives. This policy prohibits corrupt payments in all circumstances, whether in dealings with government officials or individuals in the private sector.

Environmental and Sustainability. The Board has also adopted an "Environmental and Sustainability Mission". This document portrays our commitment to the environment and sustainability through our long track record of successful business practices. Through maintaining young tractor fleet age, equipment designs, equipment replacement strategies, idle reduction techniques, solar energy and battery usage, and practices at each of our terminals, including water recycling and green heating and cooling initiatives at our corporate headquarters, we are focused on reducing waste and conserving energy. Heartland's sustainability efforts are endorsed and overseen by senior management throughout the Company. Our efforts have been recognized by the US EPA SmartWay Excellence Award in 7 of the last 9 years of award consideration.

Clawback Policy. In the event of a material financial restatement, with a three year look-back, we will require, to the fullest extent permitted by applicable law, that an employee who was subject to the reporting requirements of Section 16 of the Exchange Act (including our Named Executive Officers), forfeit or reimburse us for the amount by which any incentive-based compensation (including cash- and equity-based incentive compensation) received by such employee exceeds the amount such employee would have been received if it had been determined on the material financial misstatement, in the sole and absolute discretion of the Board, as further provided in the Clawback Policy.

Anti-Hedging and Pledging Policy. Our anti-hedging and pledging policy prohibits our directors, CEO, CFO, and all other persons subject to the reporting requirements of Section 16 of the Exchange Act (including our other Named Executive Officers), from (i) hedging their ownership positions in our Common Stock (including, but not limited to, short-selling, options, puts and calls, as well as derivatives such as swaps, forwards, and futures), (ii) pledging our Common Stock as collateral for loans, and (iii) purchasing our Common Stock on margin. There is no hardship exception to our anti-hedging and pledging policy.

The Human Rights Mission, Code of Ethics, Anti-Corruption Policy, Environmental and Sustainability Mission, Clawback Policy, and Anti-Hedging and Pledging Policy are part of the "Heartland Express Governance Structure & Policies" available on our website at www.heartlandexpress.com (and in print to any stockholder who requests them).

Stock Ownership and Holding Guidelines. In 2021, we established stock ownership and holding guidelines to more fully align the interests of our directors and Named Executive Officers with those of our stockholders.

Compensation Committee Interlocks and Insider Participation

In 2022, our Compensation Committee was comprised of Dr. Benjamin J. Allen (Chairperson), Ms. Brenda S. Neville (Vice Chairperson), and Mr. James G. Pratt. No member of the Compensation Committee is or has been an officer or employee of the Company, or has or had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. During 2022, (i) none of our executive officers served as a member of the compensation committee (or other committee performing equivalent functions) of any entity, one of whose executive officers served on our Compensation Committee or as a director of the Company and (ii) Mr. Gerdin served as a director of IMTA and Ms. Neville, IMTA’s President and Chief Executive Officer, served on our Compensation Committee. IMTA is a non-profit 501(c)(6) trade organization focused on education and advocacy for the trucking industry. Mr. Gerdin was one of 30 board members of IMTA and he was not involved in setting Ms. Neville’s compensation at IMTA. In the 2022 proxy it was disclosed that effective March 2022, Mr. Gerdin no longer serves as a director or Executive Steering Committee member of IMTA. As a result of an administrative oversight only the Executive Steering Committee membership ended in March 2022, while the role as director continued until March 2023. Mr. Gerdin ended his service as IMTA director when the oversight was identified.

All compensation decisions affecting our executive officers are approved by the Compensation Committee of the Board. The Committee deliberates and votes upon the compensation to be paid to each of the current Named Executive Officers. The Committee receives recommendations from the Chief Executive Officer regarding the compensation of Named Executive Officers (other than the Chief Executive Officer).

Compensation Committee Report

Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This report of the Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors of Heartland Express, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and that the information contained in this report be incorporated by reference into the Heartland Express, Inc. Annual Report on Form 10-K for the year ended December 31, 2022.

By the Members of the Compensation Committee:
Dr. Benjamin J. Allen (Chairperson)
Brenda S. Neville (Vice Chairperson)
James G. Pratt

Executive Officers

The following table sets forth summary information about the current Named Executive Officers of the Company. The executive officers are elected on an annual basis by the Board. Our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers in a policy-setting role serving at December 31, 2022, are collectively our "Named Executive Officers." Each of our Named Executive Officers for the year ended December 31, 2022, is identifiable in the table below.

2022 NAMED EXECUTIVE OFFICERS
NAME	AGE	POSITION
Mr. Michael J. Gerdin	53	Chairman of the Board, Chief Executive Officer, President, and Director
Mr. Christopher A. Strain	48	Vice President of Finance, Treasurer, and Chief Financial Officer
Mr. Kent D. Rigdon	59	Chief Operating Officer
Mr. David P. Millis	62	Director and President of Millis Transfer
Mr. Todd A. Smith	59	President of Smith Transport
Set forth below is biographical information regarding our current executive officers, other than Mr. Michael J. Gerdin and Mr. David P. Millis, whose biographical information is set forth in "Proposal 1 - Election of Directors."

Mr. Christopher A. Strain, age 48, has served as our Vice President of Finance, Treasurer, and Chief Financial Officer since November 2017. From May 2015 to October 2017 he served as Vice President, Controller, and Secretary. He held the position of Secretary from November 2017 to May 2020. Mr. Strain has served in our accounting and finance department since 2007. Prior to joining the Company, Mr. Strain was employed by Deloitte & Touche, LLP, from 1997 to 2007 as a certified public accountant. Mr. Strain is currently an inactive holder of the certified public accountant certification.

Mr. Kent D. Rigdon, age 59, has served as our Chief Operating Officer since July 2022. From May 2014 to June 2022 he served as Vice President of Sales. Mr. Rigdon has served in the Operations and Sales departments since 2002. Including experience with another company, Mr. Rigdon has 34 years of experience in the transportation industry.

Mr. Todd A. Smith, age 59, has served as the President of Smith Transport, Inc. ("Smith Transport") a subsidiary of the Company, acquired in May 2022, since January 2018 taking over for the Smith Transport founder. Mr. Smith has 35 years of executive management experience in the transportation industry. Mr. Smith has no relation to Smith Transport founder Mr. Barry F. Smith.

Biographical information of other employees subject to the reporting requirements of Section 16 of the Exchange Act is set forth below.

Mr. Todd A. Trimble, age 52, has served as our Vice President of Safety and Security since July 2022. From October 2019 to June 2022 he served as Vice President of Southern Operations. From November 2016 to September 2019 he served as Vice President of Midwestern Operations. From October 2015 to October 2016 he served as Vice President of Operations. From 2006 to September 2015 he served as Vice President of Regional Operations. Mr. Trimble has served in our Safety and Operations departments since 1993.

Mr. K. Eric Eickman, age 51, has served as our Vice President of Information Technology since November 2016. Mr. Eickman has served in various departments in the Company since 1995. Mr. Eickman is currently an inactive holder of the certified public accountant certification.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Overview
We have historically been one of the most profitable, least leveraged, and best safety and service companies in our industry. Since going public in 1986, not only have we been profitable every year, we have never had a year end operating ratio (operating expenses divided by operating revenue) in the 90's. We have consistently leveraged cash from operations to fund our significant capital expenditures for revenue equipment, terminal locations, and other infrastructure. Further, we have assumed debt of an acquired company or borrowed funds related to an acquisition, which resulted in debt presented on our year end balance sheets only five times since 1978, including the year ended December 31, 2022 following the May 31, 2022 acquisition of Smith Transport, Inc. ("Smith Transport") and August 31, 2022 acquisition of Contract Freighters, Inc. ("CFI"). Finally, our safety and service have allowed us to build solid, long-term relationships with our customers, which has yielded numerous customer service and safety awards. We have accomplished this while adhering to a conservative compensation philosophy compared to the general group of public truckload carriers and hiring executives that are motivated to continue these achievements. The following are highlights of our compensation practices and policies:

•conservative pay policy limiting compensation features which could incentivize undue risk;
•double trigger change in control provisions in the 2021 Restricted Stock Award Plan;
•clawback policy;
•anti-hedging and pledging policy;
•annual say-on-pay votes by stockholders;
•a low CEO pay ratio (approximately 13 times that of our median employee);
•CEO compensation consists of salary only given the alignment with stockholders' interests through his significant stock ownership;
•appropriate balance of compensation to discourage short-term risk taking at the expense of long-term results;
•conservative use of equity grants;
•significant stock ownership and holding guidelines for Named Executive Officers;
•no employment contracts with Named Executive Officers;
•no severance obligations to Named Executive Officers;
•no tax gross-ups on any components of compensation; and
•no re-pricing or back-dating of stock options or similar awards.

The Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the general executive compensation policies, including making recommendations to the Board regarding salary, bonus, and incentive compensation. The Compensation Committee consists of three directors, all of whom are independent under applicable NASDAQ and SEC rules. The Compensation Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to reporting or ratification by the Compensation Committee as it shall direct. The Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of Named Executive Officers (other than the Chief Executive Officer).

Our executive compensation policies are designed to achieve our primary objectives:

•attract and retain well-qualified executives who will lead us and inspire superior     performance;
•provide incentives for achievement of foundational company goals and individual performance;
•provide incentives to align management actions with achievement of long-term stockholder return and value creation through profitable growth; and
•reward executive officers for creation of stockholder value through profitable growth and value creation with consideration of individual performance and years of contributions.

Elements of Compensation

The components of compensation are intended to accomplish one or more of the compensation objectives discussed above. We have traditionally relied on base salaries as the primary source of compensation because it provides our Named Executive Officers with stability, allowing them to focus on business objectives and creating stockholder value. Equity–based incentives have been utilized periodically and are discretionary. The payment of such elements is based upon the economic environment and the company operating results. We do not implement compensation elements for the Named Executive Officers and all other employees that would create incentives to take undue risks. We have traditionally hired self-motivated employees who are driven by the successes and achievements of the organization.

Base Salary and Benefits. Pursuant to the objectives of attracting and retaining officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation and reward Named Executive Officers for the Company's performance. The Compensation Committee considers each officer's performance, current compensation, and responsibilities in setting each officer's base salary. Historically, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and Iowa-headquartered publicly traded companies outside of the transportation industry of similar size and market capitalization. The Compensation Committee has established a defined peer group for compensation purposes, including evaluating Chief Executive Officer and Chief Financial Officer compensation. The Compensation Committee uses the peer group companies as reference points in its overall assessment of the competitiveness of our executives' salaries and total compensation based upon framework, design and total compensation within the peer group. However, the Compensation Committee does not set compensation elements to meet specific benchmarks as compared to the peer group companies. The peer group is made up of six publicly traded truckload carriers with revenues ranging from approximately $0.9 billion to $6.5 billion. The companies were selected for inclusion in our peer group based on their business profiles being similar to ours. We believe we compete with these and other similar companies for executive talent and stockholder investments. The companies in our peer group consist of the following (collectively, the “Peer Group”):

•Covenant Logistics Group, Inc.
•Knight-Swift Transportation Holdings Inc.
•Marten Transport, Ltd.
•P.A.M Transportation Services, Inc.
•U.S. Xpress Enterprises, Inc.
•Werner Enterprises, Inc.

Long-Term Equity-Based Incentives. A portion of potential compensation is also linked to company performance through equity-based compensation awards, historically in the form of restricted stock awards. Participants in the equity plans have historically included the Named Executive Officers and other key personnel. In July, 2011, the stockholders approved the Heartland Express, Inc. 2011 Restricted Stock Award Plan (the "2011 Stock Plan"). The 2011 Stock Plan is administered by the Compensation Committee. In accordance with and subject to the provisions of the 2011 Stock Plan, the Compensation Committee has the authority to determine all provisions of awards of restricted stock, including, without limitation, the employees who will receive awards, the number of shares awarded to individual employees, the time or times when awards will be granted, restrictions and other conditions (including, for example, the lapse of time) to which the vesting of awards may be subject, other terms and conditions, and the form of agreement to be entered into by the Company and employees subject to awards of restricted stock. The Compensation Committee may allocate all or any portion of its responsibilities and powers under the 2011 Stock Plan, with respect to compensation of participants other than the Named Executive Officers, to any one or more of its members, the Chief Executive Officer, or other senior members of management as the Compensation Committee deems appropriate. The Compensation Committee has delegated to the Chief Executive Officer the authority to grant restricted stock awards to other key personnel excluding the Named Executive Officers. Per the terms of the awards, employees receiving awards will have all of the rights of a stockholder with respect to the unvested restricted shares including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote such shares at any meeting of stockholders. All of the executive officers with the exception of Mr. Gerdin, our current Chief Executive Officer, were eligible for awards under the 2011 Stock Plan during 2022. Under the terms of the 2011 Stock Plan, no immediate family members of the late Mr. Russell A. Gerdin are eligible to participate in the 2011 Stock Plan. During 2022 the last remaining shares under the 2011 Stock Plan were granted, with the final vesting date of unvested shares in January 2025.

In May 2021, at the 2021 Annual Meeting of Stockholders, the Heartland Express, Inc. 2021 Restricted Stock Award Plan (the "2021 Stock Plan" and together with the 2011 Stock Plan, the “Stock Plans”) was approved by over 99% of the votes cast. Similar to the 2011 Stock Plan, the 2021 Stock Plan allows the Compensation Committee to grant equity awards to our employees, except for the immediate family members of Ms. Ann S. Gerdin, the widow of the late Mr. Russell A. Gerdin. The 2021 Stock Plan also includes double trigger change in control provisions.

Stock awards under the equity-based compensation plans are designed to:

•more closely align Named Executive Officer and stockholder interests;
•reward key employees for building stockholder value;
•reward long-tenured drivers and other employees for their contributions over their years of service; and
•encourage long-term investment in the Company by the Named Executive Officers.

The Compensation Committee believes that stock ownership by management is beneficial to stockholders. Through the Stock Plans, we seek to provide Named Executive Officers and other key employees with incentive to maximize long-term stockholder value. For purposes of making awards, the Compensation Committee considers the following factors individually or collectively: (1) the Company's operating performance, (2) the executive officer's team-building skills, (3) the executive officer's individual performance and responsibilities, (4) the executive officer's past performance and contributions towards our goals and objectives, (5) tenure with the Company, and (6) the executive officer's potential with the Company. The Compensation Committee believes Mr. Gerdin's significant beneficial ownership of our common stock aligns his interests with those of our other stockholders and therefore has not historically granted equity awards to Mr. Gerdin.

Stock Ownership and Holding Guidelines. In 2021, we established stock ownership and holding guidelines to more fully align the interests of our Named Executive Officers with those of our stockholders. The Named Executive Officer stock ownership guidelines require the Chief Executive Officer to own a multiple of five times base salary while the other Named Executive Officers have required stock ownership of a multiple of one times base salary. All Named Executive Officers have eight years to reach the required stock ownership.

Tuition Plan. We maintain a tuition award program for the children of all our full-time office and shop employees, including executive officers, and excluding employees of Millis Transfer, Smith Transport, and CFI. Eligibility for benefits under the Tuition Plan requires a minimum of five years of service with the Company for partial benefits to begin and ten years of service for full vesting. Annual cash contributions to fund the program are based upon our performance. Cash contributions, once made, are designated as restricted cash earmarked to pay future benefits to our employees. During 2022, we contributed $400,100 to the program, based upon our 2021 performance. Other than payments to Mr. Gerdin and Mr. Rigdon, which payments are included in the All Other Compensation column of the Summary Compensation Table, there were no tuition payments to our Named Executive Officers in 2022.

Retirement Plans. We had five qualified 401(k) savings plans during 2022, the Heartland Express Plan, the Millis Transfer Plan, the Smith Transport 401(k) Plan, the Smith Transport Profit Sharing Plan, and the CFI Plan. The Heartland Express Plan covered all of the respective employees of Heartland, excluding Millis Transfer, Smith Transport, and CFI employees, including highly compensated employees on a limited basis. However, highly compensated employees covered by the Heartland Express Plan are not eligible to receive any employer profit sharing or matching contributions as these employees are eligible for the Deferred Compensation Plan. Highly compensated employees are defined by the Internal Revenue Code of 1986, as amended (the "Code"). Our Named Executive Officers were eligible to participate in the Heartland Express Plan but were not eligible to receive, and did not receive, any employer profit sharing or matching contributions during 2022. Highly compensated employees covered by the Millis Transfer Plan, Smith Transport Plan 401(k) Plan, and CFI Plan were eligible to participate on an unlimited basis, including matching contributions, but were excluded from participation in the non-qualified deferred compensation plan. The Smith Transport Profit Sharing Plan did not have any employer contributions during 2022.
Deferred Compensation Plan. We have a non-qualified deferred compensation plan ("DC Plan") for employees of Heartland Express, Inc., primarily for those with limited participation in our qualified retirement plan due to being highly compensated employees as determined by Code limitations. The DC Plan participation excludes employees at Millis Transfer, Smith Transport and CFI. We offer this plan to allow employees to set aside a portion of their income for retirement on a pre-tax basis. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The Named Executive Officers other than Mr. Millis and Mr. Smith are eligible to participate in the DC Plan. We also have the ability to make contributions to the DC Plan, which are discretionary. Discretionary contributions made for Named Executive Officers are subject to the approval of the Compensation Committee. There were no discretionary Company contributions made to the DC Plan during 2022. Employees are fully vested in amounts they contribute to the plan but discretionary contributions are unvested and are subject to forfeiture until the employee reaches the age of fifty-five, at which time these contributions vest over the next ten years. Discretionary contributions fully vest in the event of death, disability, or change in control, if not otherwise fully vested. Contributions under the DC Plan are intended to attract and retain qualified executives and to reward our executives for contributions to Company performance.

Compensation Elements of Acquired Entities. Elements of compensation for employees of acquired entities may have different legacy features as compared to Heartland Express. Specifically, discretionary and short-term cash bonuses exist at recently acquired companies. These elements are under review to identify and implement consistent compensation components that efficiently and effectively achieve our primary compensation policy objectives as discussed throughout this section of Elements of Compensation. Discretionary features may be expanded or eliminated to better meet the compensation objectives.

Participants may elect to defer up to 100% of their salary, and any cash bonus, if applicable, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are made into a trust account for the purpose of administering and providing for payment of the deferred compensation under this plan. The investment of contributions are self-directed by participants within an established array of money market, equity funds, fixed income mutual funds or individual stocks at the participant's direction. Investment in

Heartland Express, Inc. stock is prohibited under the DC Plan. We do not pay interest or other earnings on the invested contributions. Earnings are generated by the investments selected by the participants. Therefore, earnings on the respective accounts are not deemed to be above-market value. The aggregate earnings on these investments, by each Named Executive Officer who is a participant in the DC Plan, are included in the Nonqualified Deferred Compensation table set forth herein and are attributable to the specific investments selected by each participant. Participants may change the designation of their salary deferral percentage at such times as mutually agreed by the parties but the change is only effective at the beginning of each plan year. Participants can change their investment designation on a daily basis. Participants elect in advance of the deferral of their compensation when the funds will be distributable. The aggregate vested balances of the participants are distributable, when any of the following occur, based on the participants' individual election: six months following the participant's termination of employment; a change in control (as discussed below in "Compensation Discussion and Analysis - Potential Payments upon Change in Control"); the participant's death or disability; or obtaining retirement age. The DC Plan provides for distributions to be made in either a lump sum amount or installments at the election of the participant.

Compensation Paid to Our Named Executive Officers During 2022

A summary of the Compensation Committee's considerations for setting the compensation for 2022 earned by or paid to those persons who were at any time during 2022 our Named Executive Officers are set forth below. The Compensation Committee evaluates and sets the compensation of the Chief Executive Officer differently than it does the other Named Executive Officers.

Compensation of the Chief Executive Officer. Mr. Michael J. Gerdin serves as the Chief Executive Officer. The Compensation Committee recognized Mr. Gerdin's substantial responsibility and continued contribution to our operating performance, operating margin, revenue and net income growth rates, and attainment of our goals. The Compensation Committee believed that Mr. Gerdin's salary was reasonable compared to similarly situated executives within our Peer Group, and that as a direct and indirect holder of a significant amount of our common stock, Mr. Gerdin receives an incentive through exposure to the market value of our common stock and the receipt of any cash dividends payable in respect of the Company's common stock. Mr. Gerdin's ownership interest has the effect of maintaining a direct link between to the Company's performance and Mr. Gerdin's wealth before consideration of the elements of his compensation. In connection with his leadership as Chief Executive Officer and Chairman of the Company the Board approved a $80,000 annual salary increase for Mr. Gerdin in May 2022. After this increase, Mr. Gerdin's new annual salary became $860,000, which remained his salary through the end of 2022. Mr. Gerdin received no additional equity compensation, while the only non-equity compensation received was through the Tuition Plan.

Compensation of The Other Named Executive Officers. The other Named Executive Officers are compensated through salary and periodically through incentive compensation and equity grants. The Compensation Committee relies on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels within our Peer Group to determine the compensation levels for Named Executive Officers. The Chief Executive Officer recommends to the Compensation Committee the compensation levels and forms for the other Named Executive Officers. The form of compensation for 2022 was consistent with past years, with compensation consisting primarily of base salary, with the exception of individuals whose employment with the Company began as the result of an acquisition. These individuals may have unique pay features in addition to base salary not recently utilized as components of compensation to Named Executive Officers. Mr. Millis's pay consists of company 401(k) contributions and a discretionary cash bonus component established prior to the Company's acquisition of Millis Transfer. These pay features represent a continuation of inherited compensation components. We pay base salaries that we believe are competitive in comparison to industry standards and the local business environment. In addition, we rely on conservative operating principles and generally do not implement compensation elements for Named Executive Officers or other employees that would create incentives to take undue risks. For each of the Named Executive Officers, the Compensation Committee considered, among other things, the financial and operating results during 2021, the duties and responsibilities of each executive, restricted stock awards previously granted under the Stock Plans and the length of time each executive has been with the Company, as further described in Named Executive Officer's biography found in "Corporate Governance and the Board of Directors - Named Executive Officers."

The base salaries of our Named Executive Officers during 2022 were as follows:

Name and Principal Position	Previous Annualized Salary ($) (1)	New Annualized Salary ($)	Increase ($)
Mr. Michael J. Gerdin, Chief Executive Officer, Chairman, President, and Director (2)	780,000	860,000	80,000
Mr. Christopher A. Strain, Vice President of Finance, Treasurer, and Chief Financial Officer (3)	288,860	325,000	36,140
Mr. Kent D. Rigdon, Chief Operating Officer (3)	288,860	312,000	23,140
Mr. David P. Millis, Director and President of Millis Transfer (3)	130,000	140,400	10,400
Mr. Todd A. Smith, President of Smith Transport (4)	(4)	550,000	(4)

(1)	Any differences between salary reported below and salary rates reported elsewhere in this Proxy Statement are attributable to payroll timing differences.
(2)	Increases effective in May 2022.
(3)	Increases effective in October 2022.
(4)	Mr. Smith’s employment with the Company began upon our acquisition of Smith Transport on May 31, 2022.

Except as provided by the terms of the DC Plan and award notices under the Stock Plans, there are generally no employment contracts, termination of employment agreements, change in control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of the Company, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination. Employer contributions under the DC Plan, as well as unvested restricted stock under the 2011 Stock Plan, immediately vest in the event of a change in control of the Company. Awards granted under the 2021 Stock Plan includes double trigger provisions, whereupon within a period of twenty-four (24) months following the consummation of a change in control vesting only occurs if the participant's employment or services is terminated without cause or for good reason. See "Compensation Discussion and Analysis - Potential Payments upon Change in Control" for additional details. We did not make any contributions under the 401(k) Heartland Express Plan or DC Plan to our Named Executive Officers in 2022. Mr. Millis participates in the 401(k) Millis Transfer Plan and is eligible to receive matching contributions, but is excluded from participation in the DC Plan. See "Summary Compensation Table" for matching contributions.

The Role of Stockholder Say-on-Pay Vote. At our 2022 Annual Meeting, the stockholders had the opportunity to cast an advisory vote on the compensation of the executive officers (a "say-on-pay" proposal) as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 97.5% of the votes cast on that proposal. The Compensation Committee believes this affirms stockholders' strong support of our approach to executive compensation and did not change its approach to executive compensation following this advisory stockholder vote. A say-on-pay advisory vote has been included as Proposal 3 for the Annual Meeting. Accordingly, the Compensation Committee will continue to consider the outcome of the say-on-pay proposals when making future compensation decisions for the Named Executive Officers.
During the 2017 Annual Meeting, our stockholders also had the opportunity to cast an advisory vote (a "say-on-frequency" proposal) on how often we should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years, or every three years. The Board recommended holding a say-on-pay vote every year. The frequency receiving the highest number of votes was every year. A say-on-pay frequency advisory vote has been included as Proposal 4 for the Company's 2023 Annual Meeting. Accordingly, the Board will consider the outcome for the frequency of future say-on-pay votes.
Compensation Decisions with Respect to 2023. The Compensation Committee annually reviews and considers increases in the base salaries of the Named Executive Officers, as well as the possibility of granting restricted stock awards, based on performance, current compensation, and responsibilities, as described above. As of March 31, 2023, the Compensation Committee had not considered any changes to the salaries of or equity grants to the Named Executive Officers for 2023. Nevertheless, the Compensation Committee may consider such changes or grants in the future.

Potential Payments upon Change in Control. As noted above, we generally do not have any employment contracts, termination of employment agreements, change in control agreements, or other arrangements with any of the Named Executive Officers. However, as discussed above, under certain circumstances in which there is a change in control of the Company, unvested stock under the 2011 Stock Plan and employer contributions to the DC Plan immediately become fully vested, and unvested stock under the 2021 Stock Plan includes double trigger change in control provisions. In addition, under the DC Plan upon a change in control, employees can change elections on the timing of distributions, which could result in immediate payment of all contributions.

The estimated value of restricted stock granted under the Stock Plans and contributions under the DC Plan that would have vested for the Named Executive Officers as of December 31, 2022, under the respective acceleration scenarios described above is set forth in the table below. The value for the accelerated restricted stock was calculated by multiplying the closing market price of the stock on December 30, 2022, the last trading day of 2022 ($15.34), by the number of shares of accelerated restricted stock. Payments upon a change in control under the DC Plan may be made in installments or a lump sum at the election of the participant.

Name	Value of Accelerated Restricted Stock ($)	Value of Accelerated Contributions to Non-Qualified Deferred Compensation Plan ($) (1)
Mr. Michael J. Gerdin	—	207,157
Mr. Christopher A. Strain	—	467,107
Mr. Kent D. Rigdon	—	502,200
Mr. David P. Millis	51,542	—
Mr. Todd A. Smith	—	—

(1)	This column represents the aggregate vested and unvested deferred compensation account balance at December 31, 2022.
Chief Executive Officer Pay Ratio. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the total annual compensation of the Chief Executive Officer ("CEO").

The CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In 2020 we identified the median employee by examining the total annual compensation for all individuals, except the CEO, who were employed by us and our consolidated subsidiaries as of December 31, 2020, the last day of our fiscal year. For 2022, we used the same median employee, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. In determining that our employee population had not materially changed, we omitted (i) the approximately 1,000 employees that became our employees as a result of the May 31, 2022 acquisition of Smith Transport and (ii) the approximately 2,800 employees that became our employees as a result of the August 31, 2022 acquisition of CFI.

Mr. Gerdin, the CEO, had 2022 annual total compensation of $839,665 as reflected in the Summary Compensation Table included in this proxy statement. The median employee's annual total compensation for 2022 was $64,112. As a result, we estimate that Mr. Gerdin's 2022 annual total compensation was approximately 13 times that of our median employee.

PAY VERSUS PERFORMANCE

The following is a tabular presentation of pay vs performance presenting certain information regarding the compensation earned by the Chief Executive Officer (our Principal Executive Officer (or "PEO")) and the Named Executive Officers (or "NEO's"), and comparing such information to a "total shareholder return" (or "TSR") measure.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total Non-PEO NEO's(3) ($)	Average Compensation Actually Paid to Non-PEO NEO's(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)(7)($)	Operating Ratio(8) (%)
					TSR(5) ($)	Peer Group TSR(6) ($)
2022	839,665	839,665	340,087	342,053	76.09	142.26	133.6	80.5%
2021	797,900	797,900	254,162	252,011	82.99	160.35	79.3	82.6%
2020	820,753	820,753	301,232	297,315	86.34	115.69	70.8	85.5%

(1)	Reflects compensation amounts reported in the Summary Compensation Table (the “SCT”) for our PEO, Michael J. Gerdin, for the respective years shown.
(2)	For 2022, 2021, and 2020, the only compensation received by Mr. Gerdin was reported in the “Salary” and “All Other Compensation” columns of the SCT and Mr. Gerdin does not receive any stock awards from the Company. Therefore, no adjustments were made to determine the compensation actually paid to Mr. Gerdin.
(3)	The following non-PEO named executive officers are included in the average figures shown:
2022: Christopher A. Strain, Kent D. Rigdon, David P. Millis and Todd A. Smith.
2021: Christopher A. Strain, Kent D. Rigdon, David P. Millis and Jo A. Borden.
2020: Christopher A. Strain, Kent D. Rigdon, David P. Millis and Jo A. Borden.
(4)	To calculate the compensation actually paid for our non-PEO NEOs, the following adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Deduct Stock and Option Awards Reported in the Summary Compensation Table ($)	Add YE Fair Value of Awards Granted During the Covered FY that are Outstanding and Unvested as of the End of the Covered FY ($)	Add Change in Fair Value as of the End of the Covered FY for Awards Granted in a Prior FY that are Outstanding and Unvested as of the Covered FY ($)	Add Vesting-Date Fair Value of Awards Granted During the Covered FY that Vested During the Covered FY ($)	Add Change in Fair Value as of the Vesting Date for Awards Granted in a Prior FY that Vested During the Covered FY ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	340,087	(51,039)	12,886	—	40,119	—	342,053
2021	254,162	(2,511)	—	(320)	2,511	(1,831)	252,011
2020	301,232	(55,341)	22,625	(2,397)	31,179	17	297,315

(5)	The total shareholder returns assumes that $100 was invested on December 31, 2019 in the Company and that dividends were reinvested when and as paid.
(6)	The total shareholder returns assumes that $100 was invested on December 31, 2019 in the Peer Group made up of the six companies listed in the Compensation Discussion and Analysis section of this proxy statement and that dividends were reinvested when and as paid.
(7)	Reflects Net Income in the Company’s Consolidated Statements of Comprehensive Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021, and 2020.
(8)	Our company-selected measure is Operating Ratio, which is described below.

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the cumulative total shareholder return of the Company and the Peer Group for 2022, 2021, and 2020 is represented by the graph below:

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s net income for 2022, 2021, and 2020 is represented by the graph below:

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s Operating Ratio for 2022, 2021, and 2020 is represented by the graph below:

Tabular Disclosure of the Most Important Measures to Link Compensation Actually Paid for 2022 to Company Performance

The following three financial metrics were the most important measures used to link compensation actually paid for 2022 to Company Performance. Please see the Compensation Discussion and Analysis section for a further description of the metrics used in the Company's executive compensation program.

Total Shareholder Return - Key metric in determining salary and equity awards. This metric, which compares Company TSR to the TSR of comparable publicly traded peers operating in the transportation industry. The Compensation Committee utilizes this metric for decisions on base salary and equity awards as discussed in the “Compensation Discussion and Analysis.

Net Income - Key metric in determining salary and equity awards.

Operating Ratio - Key metric in determining salary and equity awards and is defined as operating expenses as a percentage of operating revenues. The Compensation Committee believes that this metric represents the overall operating effectiveness of the Company, as compared to other publicly traded trucking companies, and is an important measure to be considered when making decisions on salary and equity awards.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2022 awarded to, earned by, or paid to those persons who were our Named Executive Officers. There was no other compensation paid to our Named Executive Officers other than as detailed below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Mr. Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director	2022	830,770	—	—	8,895 (3)	839,665
	2021	780,380	—	—	17,520 (3)	797,900
	2020	795,370	—	—	25,383 (3)	820,753
Mr. Christopher A. Strain, Vice President of Finance, Treasurer, and Chief Financial Officer	2022	295,115	—	104,160	—	399,275
	2021	276,190	—	—	—	276,190
	2020	266,880	—	—	—	266,880
Mr. Kent D. Rigdon, Chief Operating Officer	2022	292,865	—	—	19,184 (3)	312,049
	2021	276,240	—	—	13,704 (3)	289,944
	2020	266,930	—	—	9,417 (3)	276,347
Mr. David P. Millis, Director and President of Millis Transfer	2022	131,800	55,400 (5)	99,994	4,905 (6)	292,099
	2021	130,000	51,120 (5)	10,044	5,850 (6)	197,014
	2020	130,000	51,780 (5)	221,364	5,931 (6)	409,075
Mr. Todd A. Smith, President of Smith Transport (4)	2022	338,462	—	—	18,462 (7)	356,924

(1)	Any differences between salary reported below and salary rates reported elsewhere in this Proxy Statement are attributable to payroll timing differences.
(2)	This column represents the aggregate grant date fair value of restricted stock grants computed in accordance with the Financial Accounting Standards Board authoritative guidance on stock-based compensation, FASB ASC Topic 718. The amount reflects the accounting expense to be recognized over the vesting period of the restricted stock award, and does not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.
(3)	Amounts reflect payments made under our Tuition Plan as discussed in the Compensation Discussion and Analysis.
(4)	Mr. Smith was not a Named Executive Officer in 2021 or 2020. Salary includes pay subsequent to the Smith Transport acquisition date of May 31, 2022.
(5)
Mr. Millis's compensation includes components that were established prior to the Company acquiring Millis Transfer, with discretionary cash bonuses being a component of his compensation. Mr. Millis is the only Named Executive Officer that received a cash bonus in 2022.

(6)	Represents Company contributions to Mr. Millis under the Millis Transfer 401(k) Plan. Mr. Millis is the only Named Executive Officer that received Company 401(k) contributions.
(7)	Represents an automobile allowance that was established prior to the Company acquiring Smith Transport. Amount presented represents payments made subsequent to Smith Transport acquisition date of May 31, 2022. Mr. Smith is the only Named Executive Officer that received an automobile allowance.

Narrative to Summary Compensation Table

See "Compensation Discussion and Analysis" for a complete description of the compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to the Named Executive Officers during the fiscal year ended December 31, 2022. The awards detailed in the table below were discretionary and were not related to any performance-based criteria that would change the amount of the award.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($) (1)
Mr. Michael J. Gerdin	—	—	—
Mr. Christopher A. Strain	October 31, 2022	7,000 (2)	104,160
Mr. Kent D. Rigdon	—	—	—
Mr. David P. Millis	October 31, 2022	6,720 (3)	99,994
Mr. Todd A. Smith	—	—	—

(1)	This column represents the aggregate grant date fair value of restricted stock grants computed in accordance with the Financial Accounting Standards Board authoritative guidance on stock-based compensation, FASB ASC Topic 718. The amount was determined based on the market closing price of the stock on the October 31, 2022 grant date, which was $14.88 per share.
(2)	Represents the number of shares under new awards granted during 2022. All of the shares vested on November 11, 2022.
(3)	Represents the number of shares under new awards granted during 2022. 3,360 shares vested on November 11, 2022. Subject to the terms and conditions of the award notice, including continued employment, the remainder of the shares underlying this grant will vest on May 11, 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all outstanding equity grants held as of December 31, 2022 by the Named Executive Officers. All outstanding equity awards are restricted shares of the Company's Common Stock. There were no shares forfeited by Named Executive Officers during 2022. Unvested stock under the Stock Plans immediately become fully vested in the event of a change of control of the Company, as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Stock Awards Outstanding
Name	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($) (1)
Mr. Michael J. Gerdin	—	—	—
Mr. Christopher A. Strain	—	—	—
Mr. Kent D. Rigdon	—	—	—
Mr. David P. Millis	October 31, 2022	3,360 (2)	51,542
Mr. Todd A. Smith	—	—	—

(1)	Market value of unvested stock awards was based on the market closing price of our stock on December 30, 2022, the last trading day of 2022, which was $15.34 per share.
(2)	Stock award that vests on May 11, 2023.

Stock Vested

The following table sets forth information concerning the values realized upon vesting of restricted stock for the fiscal year ended December 31, 2022. The stock awards were contingent upon the recipient’s continued employment through each vesting date.

	Stock Awards Vested
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mr. Michael J. Gerdin	—	—
Mr. Christopher A. Strain	7,000	108,430
Mr. Kent D. Rigdon	—	—
Mr. David P. Millis	3,360	52,046
Mr. Todd A. Smith	—	—

(1)	Represents stock vested on November 11, 2022, upon achieving service requirements. The value realized on vesting was based on the closing price of $15.49 on the November 11, 2022 vesting date.

Nonqualified Deferred Compensation

The following table provides information with respect to the DC Plan as discussed in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." The amounts shown include compensation earned and deferred in current and prior years, and earnings on, or distributions of, such amounts.

Name	Executive Employee Contributions in 2022 ($)	Aggregate Earnings in 2022 ($) (1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 31, 2022 ($) (2)
Mr. Michael J. Gerdin	—	(24,290)	—	207,157
Mr. Christopher A. Strain	35,275	(76,564)	—	467,107
Mr. Kent D. Rigdon	38,750	(76,030)	—	502,200
Mr. David P. Millis	—	—	—	—
Mr. Todd A. Smith	—	—	—	—

(1)	Amounts reported in this column are not reported as compensation for 2022 in the Summary Compensation Table.
(2)	Amounts reported in this column were not reported as compensation in the Summary Compensation Table for previous years, except for amounts attributable to employer discretionary contributions. No such contributions were made in 2022.

Narrative to Nonqualified Deferred Compensation

A complete description of the DC Plan is included in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." Under the terms of the DC Plan, in the event of a change of control of the Company, the employer contributions to this plan immediately become fully vested as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Director Compensation

The following table provides information concerning the compensation of all directors for the fiscal year ended December 31, 2022. Mr. Gerdin and Mr. Millis do not receive compensation as directors that is separate from their compensation as employees of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Dr. Benjamin J. Allen	65,750	12,703	78,453
Mr. James G. Pratt	71,250	12,703	83,953
Mr. Larry J. Gordon	52,000	12,703	64,703
Ms. Brenda S. Neville	62,000	12,703	74,703
Mr. Michael J. Sullivan	57,250	12,703	69,953

(1)	Represents stock granted from the 2021 Restricted Stock Award Plan of 762 shares per director on November 25, 2022 that vested immediately. The value realized on vesting was based on the closing price of $16.67 on the November 25, 2022 vesting date.

Narrative to Director Compensation Table

All directors are paid an annual cash retainer of $40,000, paid in quarterly installments of $10,000. Directors are paid additional compensation of $1,500 and $750 based on attendance at each regular board and committee meeting, respectively. Mr. Pratt is the Audit and Risk Committee chairperson and earned an additional $12,500 in 2022 for his service in this position. Dr. Allen, the Compensation Committee chairperson, earned an additional $7,000 in 2022 for his service in this position. Ms. Neville is the Nominating and Governance Committee chairperson and earned an additional $7,000 in 2022 for her service in this position.

The 2021 Stock Plan allows for stock awards to directors. Stock awards under the 2021 Stock Plan is designed to more closely align director and stockholder interests. At the May 12, 2022 Board Meeting a stock award for all directors was approved, which is in addition to the aforementioned director fees. The addition of stock awards was the only change to these director fees during 2022. We have stock ownership and holding guidelines to more fully align the interests of our directors with those of our stockholders. The director stock ownership guidelines require directors to own a multiple of three times the base annual cash retainer within four years. All directors are also reimbursed for expenses incurred related to travel associated with board meetings.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, MANAGEMENT AND OTHERS

The following table sets forth, as of March 13, 2023, the number and percentage of outstanding shares of common stock beneficially owned by each person known to beneficially own more than 5% of such stock, by each director and Named Executive Officers, and by all directors and executive officers as a group. The percent of ownership is based on 79,021,439 diluted shares of common stock outstanding as of March 13, 2023. Ms. Ann S. Gerdin and direct family members (Mr. Michael J. Gerdin, Ms. Angela K. Janssen, and Ms. Julie K. Durr), the "Gerdin Family" collectively own through respective direct ownership or various trusts controlled by the Gerdin Family beneficially own 41% of outstanding shares.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
	Mr. Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	30,848,913 (1)	39.0%
	Dr. Benjamin J. Allen, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	2,357	*
	Ms. Brenda S. Neville, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	2,762	*
	Mr. James G. Pratt, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	13,762	*
	Mr. Larry J. Gordon, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	303,921	*
	Mr. Michael J. Sullivan, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	18,214 (2)	*
	Mr. David P. Millis, Director and President of Millis Transfer
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	32,970	*
	Mr. Christopher A. Strain, Vice President of Finance, Treasurer and Chief Financial Officer
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	20,000	*
	Mr. Todd A. Smith, President of Smith Transport
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	—	*
	Mr. Kent D. Rigdon, Vice President of Sales
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	1,477	*
	Ms. Angela K. Janssen
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	24,890,646 (3)	31.5%
	Ms. Julie J. Durr
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	24,882,806 (4)	31.5%
	American Century Investment Management, Inc.
Common Stock	4500 Main Street, 9th Floor, Kansas City, Missouri 64111	8,415,358 (5)	10.6%
	Ms. Ann S. Gerdin
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	14,857,711 (6)	18.8%
	Ann S. Gerdin Revocable Trust
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	14,857,711 (7)	18.8%
	2009 Gerdin Heartland Trust, UTA July 15, 2009
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	4,283,975	5.4%
	BlackRock, Inc.
Common Stock	55 East 52nd Street, New York, New York 10055	7,841,585 (8)	9.9%

	2007 Gerdin Heartland Trust
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	5,003,805	6.3%
	The Vanguard Group, Inc.
Common Stock	100 Vanguard Blvd., Malvern, Pennsylvania 19355	5,260,842 (9)	6.7%
	All directors and executive officers as a group
Common Stock	(12 individuals)	31,263,816	39.6%

*	Less than one percent (1%)
(1)	Includes (i) 6,018,097 shares of common stock owned by grantor retained annuity trusts established by Ms. Ann S. Gerdin, the mother of Mr. Michael Gerdin (the "GRATS"), of which Mr. Michael Gerdin is trustee, (ii) 38,424 shares owned by four trusts established for the benefit of Mr. Michael Gerdin's children, of which Mr. Michael Gerdin is trustee (the "Michael Gerdin Children’s Trusts"), (iii) 1,936,276 shares of common stock owned by Gerdin Family Investments, LP ("GFI"), of which Mr. Michael Gerdin is a co-general partner, (iv) 628,124 shares of common stock owned directly by Mr. Michael Gerdin, (v) 5,003,805 shares of common stock owned by the 2007 Gerdin Heartland Trust (the "2007 Trust"), of which Mr. Michael Gerdin is a co-trustee, (vi) 4,283,975 shares of common stock owned by the 2009 Gerdin Heartland Trust, UTA July 15, 2009 (the "2009 Trust"), of which Mr. Michael Gerdin is a co-trustee, (vii) 12,921,435 shares of common stock owned by the Ann S. Gerdin Revocable Trust (the "Ann Gerdin Trust," and with the 2007 Trust and the 2009 Trust collectively, the "Heartland Trusts"), of which Mr. Michael Gerdin is a co-trustee, and (viii) 18,777 shares of common stock owned by the Michael J. Gerdin Revocable Trust, of which Mr. Michael Gerdin is trustee. As the trustee of the GRATS, the Michael Gerdin Children’s Trusts, and the Michael J. Gerdin Revocable Trust, Mr. Michael Gerdin has sole voting and dispositive power of all shares owned by the GRATS, the Michael Gerdin Children’s Trusts, and the Michael J. Gerdin Revocable Trust. Mr. Michael Gerdin has no pecuniary interest in any of the shares owned by the GRATS or the Michael Gerdin Children’s Trusts, other than an indirect remainder interest in the GRATS, if any, and disclaims beneficial ownership over such shares. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, he does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, he does not have the power to vote or dispose of those shares without the consent of the majority of the other co-general partners.
(2)	All shares of common stock are owned jointly by Mr. Sullivan and his wife, except for 550 shares that are owned by Mr. Sullivan's wife.
(3)	Includes (i) 38,424 shares owned by four trusts established for the benefit of Ms. Janssen's children, of which Ms. Janssen is trustee (the "Janssen Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Janssen is a co-general partner, (iii) 681,124 shares of common stock owned directly by Ms. Janssen, (iv) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Janssen is a co-trustee, (v) 4,283,975 shares of common stock owned by the 2009 Trust, of which Ms. Janssen is a co-trustee, (vi) 12,921,435 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Janssen is a co-trustee, (vii) 7,813 shares owned by Ms. Janssen's husband, and (viii) 17,794 shares of common stock owned by the Angela K. Janssen Revocable Trust, of which Ms. Janssen is trustee. Ms. Janssen has sole voting power and dispositive power over shares owned by the Janssen Children’s Trusts and Angela K. Janssen Revocable Trust, but has no pecuniary interest in the Janssen Children's Trust shares and disclaims beneficial ownership. Ms. Janssen disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, she does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Ms. Janssen disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of the majority of the other co-general partners.
(4)	Includes (i) 38,424 shares owned by four trusts established for the benefit of Ms. Durr's children, of which Ms. Durr is trustee (the "Durr Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Durr is a co-general partner, (iii) 681,124 shares of common stock owned directly by Ms. Durr, (iv) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Durr is a co-trustee, (v) 4,283,975 shares of common stock owned by the 2009 Trust, of which Ms. Durr is a co-trustee, (vi) 12,921,435 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Durr is a co-trustee, and (vii) 17,767 shares of common stock owned by the Julie J. Durr Revocable Trust, of which Ms. Durr is trustee. Ms. Durr has sole voting power and dispositive power over shares owned by the Durr Children’s Trusts and the Julie J. Durr Revocable Trust, but has no pecuniary interest in Durr Children's Trusts shares and disclaims beneficial ownership. Ms. Durr disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, she does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Ms. Durr disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of the majority of the other co-general partners.

(5)
American Century Investment Management, Inc. has sole voting power over 8,214,332 shares and sole dispositive power over 8,415,358 shares; American Century Companies, Inc. has sole voting power over 8,214,332 shares and sole dispositive power over 8,415,358 shares; American Century Capitol Portfolios, Inc. has sole voting power over 5,477,509 shares and sole dispositive power over 5,477,509 shares; and Stowers Institute for Medical Research has sole voting power over 8,214,332 shares and sole dispositive power over 8,415,358 shares. Information for the foregoing beneficial owners is based solely upon the Schedule 13G filed with the SEC on February 8, 2023 jointly by American Century Companies, Inc., American Century Capitol Portfolios, Inc., American Century Investment Management, Inc., and Stowers Institute for Medical Research.

(6)	Includes (i) 12,921,435 shares of common stock owned by the Ann Gerdin Trust and (ii) 1,936,276 shares of common stock owned by GFI, of which the Ann Gerdin Trust is a co-general partner. Beneficial ownership is disclaimed except to the extent of the beneficial owner’s pecuniary interest. As co-general partner of GFI, the Ann Gerdin Trust has shared voting and dispositive power over the shares owned by GFI. Beneficial ownership is disclaimed, because as one of the co-general partners, the Ann Gerdin Trust does not have the power to vote or dispose of those shares without the consent of one other co-general partner.
(7)	Includes (i) 12,921,435 shares of common stock owned by the Ann Gerdin Trust and (ii) 1,936,276 shares of common stock owned by GFI, of which the Ann Gerdin Trust is a co-general partner. Beneficial ownership is disclaimed except to the extent of the beneficial owner’s pecuniary interest. As co-general partner of GFI, the Ann Gerdin Trust has shared voting and dispositive power over the shares owned by GFI. Beneficial ownership is disclaimed, because as one of the co-general partners, the Ann Gerdin Trust does not have the power to vote or dispose of those shares without the consent of one other co-general partner.
(8)	BlackRock, Inc. has sole voting power over 7,735,494 shares and sole dispositive power over 7,841,585 shares. Information for BlackRock, Inc. is based solely upon the Schedule 13G filed with the SEC on January 24, 2023.
(9)
The Vanguard Group, Inc. has sole voting power over zero shares, shared voting power over 40,183 shares, sole dispositive power over 5,170,496 shares and shared dispositive power over 90,346 shares. Information for The Vanguard Group, Inc. is based solely upon the Schedule 13G filed with the SEC on February 9, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit and Risk Committee Charter, our Audit and Risk Committee has established procedures relating to the review, approval, or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest ("Interested Transactions"). Upon review of the material facts of all Interested Transactions, the Audit and Risk Committee will either approve or disapprove the Interested Transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are fair and the extent of the related person's interest in the transaction. No director may participate in any discussion or approval of an Interested Transaction for which he or she is a related party. If an Interested Transaction will be ongoing, the Audit and Risk Committee may establish guidelines for management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party. The following Interested Transactions were submitted to the Audit and Risk Committee for approval or ratification during 2022.

We purchased $0.2 million in parts and services during 2022 from Gordon Truck Centers, a commercial tractor dealership whose owners include board member Mr. Larry J. Gordon.

Mr. Michael J. Gerdin has served on the Board of Directors of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., the financial institution that holds a portion of our deposits, since 2013. We have had a banking relationship with West Bank since 2003. At December 31, 2022, we had approximately $14.7 million on deposit with West Bank including dedicated cash balances of $0.7 million which are included in non-current assets on our December 31, 2022 consolidated balance sheet. Included in the deposits at West Bank is $0.2 million of IntraFi Network Deposits where West Bank acts as our agent and custodian while the cash is deposited to other FDIC-insured institutions allowing for the deposit to be fully FDIC-insured.

In conjunction with the acquisition of CFI on August 31, 2022, Heartland entered into a $550.0 million unsecured credit facility which included a $100.0 million revolving line of credit and $450.0 million in term loans. The Credit Facilities includes a consortium of lenders, including joint bookrunners JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association. One of the nine consortium lenders is West Bank. West Bank's share of the revolving line of credit is $8.2 million while the West Bank share of the initial term facility was $36.8 million.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2023. The Audit and Risk Committee has also pre-approved the engagement of Grant Thornton LLP to provide federal tax return preparation, advisory and related services to the Company during 2023 and to audit our 401(k) benefit plan. Although ratification by the stockholders of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by law or by the Bylaws of the Company, (the "Bylaws"), the Audit and Risk Committee believes it is appropriate to seek stockholders' ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing our consolidated financial statements and the effectiveness of internal control over financial reporting. If this selection is not ratified at the Annual Meeting, the Audit and Risk Committee intends to reconsider its selection of an independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if the resolution is approved, the Audit and Risk Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Other Fees

The following table shows the fees for professional services provided by Grant Thornton LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the fiscal years ended December 31, 2022 and 2021, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by Grant Thornton LLP for other services rendered during those periods:

	2022	2021
Audit Fees (1)	$795,263	$449,361
Audit-Related Fees (2)	537,587	116,125
Tax Fees (3)	60,105	42,900
All Other Fees	—	—
Total	$1,392,955	$608,386

(1)	Audit Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm Grant Thornton LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, audits of internal controls over financial reporting, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for the fiscal years ended December 31, 2022 and 2021. The 2022 fees are inclusive of audit fees related to the acquisitions of Smith Transport and CFI.
(2)	Audit-Related Fees consist of fees for 401(k) plan audits and due diligence services associated with the acquisitions of Smith Transport and CFI.
(3)	Tax Fees represent fees paid for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Audit and Risk Committee Pre-Approval Policy

The Audit and Risk Committee approved all audit and non-audit services that Grant Thornton LLP was engaged to perform in advance of such engagement. There were no other specific policies or procedures relating to the pre-approval of services performed by Grant Thornton LLP. No audit-related, tax, or other non-audit services were approved by the Audit and Risk Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2022.

Audit and Risk Committee Review

The Audit and Risk Committee has reviewed the services rendered by Grant Thornton LLP during 2022 and has determined that the services rendered were compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

The Audit and Risk Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit and Risk Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Audit and Risk Committee Report for Fiscal 2022

The Audit and Risk Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit and Risk Committee's actions are governed by a written charter, which has been adopted by the Board of Directors. All of the members of the Audit and Risk Committee are independent as defined by Rule 5605(a)(2) of NASDAQ's listing standards, and also meet the additional independence and other requirements for audit committee membership under Rule 5605(c)(2) of those standards. In fulfilling its oversight responsibilities, the Audit and Risk Committee reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit and Risk Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements. Rather, the Company’s management has primary responsibility for our financial statements and the overall reporting process, including maintenance of our system of internal controls. In its capacity as the Company's independent registered public accounting firm, Grant Thornton LLP is responsible for conducting an independent audit of our financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing reports thereon.

In performing its duties, the Audit and Risk Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and Grant Thornton LLP and, in issuing this report, has relied upon the responses and information provided to the Audit and Risk Committee by management and Grant Thornton LLP. For the fiscal year ended December 31, 2022, the Audit and Risk Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and Grant Thornton LLP; (ii) reviewed with Grant Thornton LLP its judgment as to the quality and appropriateness of the Company’s accounting principles and the adequacy of our financial statement disclosures, (iii) discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit and Risk Committees issued by the PCAOB, (iv) received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton's communications with the Audit and Risk Committee concerning independence, (v) considered the compatibility of non-audit services with Grant Thornton LLP's independence, and (vi) discussed with Grant Thornton LLP its independence. During 2022 the Audit and Risk Committee also: (i) reviewed with management our major financial risk exposures and steps management had taken to monitor and control such exposure, (ii) reviewed the effectiveness of our systems for monitoring compliance with laws, regulations and our business conduct policies, (iii) reviewed in advance all transactions entered into with related parties which would require disclosure under Item 404 of Regulation S-K, and (iv) reviewed and reassessed the adequacy of the Audit and Risk Committee's charter.

Based on the foregoing reviews and meetings, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

By the Members of the Audit and Risk Committee:
James G. Pratt (Chairperson)
Michael J. Sullivan (Vice Chairperson)
Dr. Benjamin J. Allen

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. We urge stockholders to read the "Compensation Discussion and Analysis" of this Proxy Statement for more information on our executive compensation policies and procedures. The Board has previously approved the 2022 compensation.

The following resolution is submitted for stockholder approval:

"RESOLVED, that the stockholders approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

Approval of this resolution requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the Annual Meeting. In tabulating this vote, abstentions will be disregarded and have no effect on the outcome of the vote. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE NON-BINDING APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this proxy statement a separate resolution to request our stockholders to recommend, in an advisory, non-binding vote, whether an advisory, non-binding stockholder vote to approve the compensation of our Named Executive Officers (that is, a vote similar to the advisory, non-binding vote in Proposal 3 above) should occur every one, two, or three years.

We believe an annual frequency is most consistent with our approach to compensation. Our reasons include our beliefs that:

•an annual advisory vote cycle gives our Board and Compensation Committee more frequent feedback and the opportunity to thoughtfully consider the results of the advisory vote regarding Named Executive Officer compensation and to implement any desired changes to our Named Executive Officer compensation policies and procedures;
•an annual advisory vote cycle will provide our stockholders sufficient time to evaluate the effectiveness of our Named Executive Officer compensation strategies and our related performance;
•annual votes are consistent with market preferences; and

•one of the key objectives of compensation to our Named Executive Officers is to align the interests of management with those of the stockholders to encourage continuing increases in stockholder value and long-term stockholder return and an annual vote providing us feedback on meeting those objectives.

Our Board recommends you vote "one year" with respect to the frequency of a non-binding stockholder vote to approve the compensation of our Named Executive Officers in respect to this Proposal 4. Approval of this resolution requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the Annual Meeting. In tabulating this vote, abstentions will be disregarded and have no effect on the outcome of the vote. If no frequency receives a majority of the votes cast at the meeting, the voting frequency option that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on our Board or the Company, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF A "ONE YEAR" FREQUENCY OF A SHAREHOLDER, ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

PROPOSALS BY STOCKHOLDERS

Matters for Inclusion in the Proxy Materials for the 2024 Annual Meeting of Stockholders
Stockholder proposals intended to be presented at the 2024 Annual Meeting must be received on or before December 2, 2023, to be eligible for inclusion in the proxy materials relating to the meeting. If, however, the date of the 2024 Annual Meeting is more than thirty days before or after May 11, 2024, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2024 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.
Matters for Consideration at the 2024 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials
We must receive in writing any stockholder proposals intended to be considered at the 2024 Annual Meeting, but not included in the proxy materials relating to the meeting, by February 15, 2024. Any such proposal received after February 15, 2024 is untimely. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the 2024 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the 2024 Annual Meeting, but not received on or prior to the deadline described above.
Proposals must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations, and our Bylaws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Mr. Joshua S. Helmich, Secretary, Heartland Express, Inc., 901 Heartland Way, North Liberty, Iowa 52317.
Nominations of Individuals for Election as Directors at the 2024 Annual Meeting of Stockholders
We must receive in writing any stockholder nominations of individuals for election as directors at the 2024 Annual Meeting, but not included in the proxy materials related to the meeting, by March 12, 2024. However, if the date of the 2024 Annual Meeting is more than thirty days before or after May 11, 2024, then the deadline for submitting any such nomination is the later of sixty days prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.
Any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS

The Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

By order of the Board of Directors
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
March 31, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

HEARTLAND EXPRESS, INC.
Annual Meeting of Stockholders
May 11, 2023 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints M. Gerdin and J. Pratt as Proxies, each with the power to appoint his substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Heartland Express, Inc. held of record by the undersigned on March 13, 2023 at the Annual Meeting of Stockholders to be held at 8:00 AM, CDT on May 11, 2023 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no Direction is made, this Proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3 and 1 YEAR for Proposal 4.

0000600760_2 R1.0.0.6

Continued and to be signed on reverse side

HEARTLAND EXPRESS, INC.
901 HEARTLAND WAY
NORTH LIBERTY, IOWA 52317-4726
ATTN: JOSHUA S. HELMICH

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) M. Gerdin 02) L. Gordon 03) B. Allen 04) B. Neville 05) J. Pratt
06) M. Sullivan 07) D. Millis

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Independent Registered Public Accounting Firm of the Company for 2023.	☐	☐	☐
3. Advisory, non-binding vote, on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. Advisory, non-binding vote, on the frequency of future advisory, non-binding votes on executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000600760_1 R1.0.0.6